Exhibit 99.1

Stacey Dwyer, EVP

301 Commerce Street, Ste. 500, Fort Worth, Texas 76102

817-390-8200

April 19, 2007

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2007 SECOND QUARTER RESULTS

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, the largest homebuilder in the United States, Thursday (April 19, 2007), reported net income for its second fiscal quarter ended March 31, 2007 of $51.7 million ($0.16 per diluted share), which included pre-tax charges to cost of sales of $67.3 million ($0.13 per diluted share) for inventory impairments and $13.9 million ($0.03 per diluted share) for write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. Net income for the same quarter of fiscal 2006 was $352.8 million ($1.11 per diluted share). Homebuilding revenue for the second quarter of fiscal 2007 totaled $2.6 billion, compared to $3.5 billion in the same quarter of fiscal 2006. Homes closed in the current quarter totaled 9,792, compared to 12,570 homes closed in the year ago quarter.

For the six months ended March 31, 2007, net income totaled $161.4 million ($0.51 per diluted share), which included pre-tax charges to cost of sales of $108.2 million ($0.21 per diluted share) for inventory impairments and $50.6 million ($0.10 per diluted share) for write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. Net income for the six months ended March 31, 2006 was $662.9 million ($2.09 per diluted share). Homebuilding revenue for the six months ended March 31, 2007 totaled $5.4 billion compared to $6.4 billion for the same period of fiscal 2006. Homes closed in the six-month period totaled 19,994, compared to 22,461 homes closed in the same period of fiscal 2006.

The Company’s sales backlog of homes under contract at March 31, 2007 was 16,885 homes ($4.8 billion), compared to 24,017 homes ($7.1 billion) at March 31, 2006. As previously reported, net sales orders for the second quarter ended March 31, 2007 totaled 9,983 homes ($2.6 billion), compared to 15,771 homes ($4.4 billion) for the same quarter of fiscal 2006. Net sales orders for the first six months of fiscal 2007 were 18,754 homes ($4.9 billion), compared to 27,234 homes ($7.5 billion) for the same period of fiscal 2006.

Donald R. Horton, Chairman of the Board, said, “Market conditions in the homebuilding industry continue to be challenging in most of our markets as inventory levels of both new and existing homes remain high, and further increases in the use of sales incentives continue to put pressure on profit margins. Our focus on managing our balance sheet in a disciplined manner resulted in positive cash flows from operations for the third consecutive quarter. We also improved our ratio of homebuilding debt to total capitalization, net of cash, to 40.9% from 43.9% a year ago.”

The Company will host a conference call on Thursday, April 19, 2007 at 10:00 a.m. Eastern Daylight Time. The dial-in number is 800-374-9096, and the call will also be webcast from www.drhorton.com on the “Investor Relations” page.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 53,000 homes in its fiscal year ended September 30, 2006. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 85 markets in 27 states in the Northeast, Southeast, South Central, Southwest, California and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate, construction and other business conditions; changes in interest rates, the availability of mortgage financing or increases in the costs of owning a home; governmental regulations and environmental matters; the Company’s substantial debt; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to successfully effect its growth strategies; and warranty and product liability claims. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly report on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three months ended March 31,		Six months ended March 31,
	2006	2007	2006	2007
	($’s in millions, except per share amounts)
Homebuilding:
Revenues:
Home sales	$3,472.3	$2,521.5	$6,261.4	$5,282.6
Land/lot sales	54.2	94.7	106.9	135.1

	3,526.5	2,616.2	6,368.3	5,417.7

Cost of sales:
Home sales	2,587.7	2,074.4	4,601.1	4,321.3
Land/lot sales	20.1	89.1	39.4	122.1
Inventory impairments and land option cost write-offs	7.1	81.2	10.9	158.8

	2,614.9	2,244.7	4,651.4	4,602.2

Gross profit:
Home sales	884.6	447.1	1,660.3	961.3
Land/lot sales	34.1	5.6	67.5	13.0
Inventory impairments and land option cost write-offs	(7.1)	(81.2)	(10.9)	(158.8)

	911.6	371.5	1,716.9	815.5

Selling, general and administrative expense	364.9	296.0	690.5	591.3
Loss on early retirement of debt	10.6	—	15.0	—
Other (income)	(5.6)	(0.6)	(10.5)	(1.7)

Operating income from Homebuilding	541.7	76.1	1,021.9	225.9

Financial Services:
Revenues	71.1	41.9	132.4	108.4
General and administrative expense	49.4	38.4	96.8	83.4
Interest expense	7.8	6.8	15.9	16.4
Other (income)	(13.4)	(10.6)	(27.6)	(25.9)

Operating income from Financial Services	27.3	7.3	47.3	34.5

Income before income taxes	569.0	83.4	1,069.2	260.4
Provision for income taxes	216.2	31.7	406.3	99.0

Net income	$352.8	$51.7	$662.9	$161.4

Basic:
Net income per share	$1.13	$0.16	$2.12	$0.51

Weighted average number of common shares	312.4	313.9	312.7	313.7

Diluted:
Net income per share	$1.11	$0.16	$2.09	$0.51

Weighted average number of common shares	316.7	316.1	317.1	315.8

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$60.6	$56.4	$104.4	$110.7

Depreciation and amortization	$13.7	$16.3	$26.4	$32.0

Interest incurred	$89.1	$85.2	$166.5	$172.9

D.R. HORTON, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

As of March 31, 2007
(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$68.2
Inventories:
Construction in progress and finished homes	4,182.7
Residential land and lots – developed and under development	6,725.3
Land held for development	204.3
Consolidated land inventory not owned	96.9

11,209.2
Property and equipment, net	125.1
Earnest money deposits and other assets	760.8
Goodwill	578.9

12,742.2

Financial Services:
Cash and cash equivalents	150.4
Mortgage loans held for sale	568.6
Other assets	49.3

768.3

Total assets	$13,510.5

LIABILITIES
Homebuilding:
Accounts payable	$777.5
Accrued expenses and other liabilities	960.5
Notes payable	4,592.4

6,330.4

Financial Services:
Accounts payable and other liabilities	29.2
Notes payable	508.1

537.3

6,867.7

Minority interests	103.3

STOCKHOLDERS’ EQUITY
Common stock	3.2
Additional capital	1,677.7
Retained earnings	4,954.3
Treasury stock, at cost	(95.7)

6,539.5

Total liabilities and stockholders’ equity	$13,510.5

D.R. HORTON, INC.

($’s in millions)

NET SALES ORDERS

	Three Months Ended March 31,				Six Months Ended March 31,
	2006		2007		2006		2007
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northeast	1,990	$510.8	1,564	$409.2	3,684	$967.7	2,719	$722.3
Southeast	2,040	523.5	1,429	315.7	3,835	992.0	2,801	637.3
South Central	4,151	704.0	2,734	490.2	6,888	1,176.6	4,657	838.7
Southwest	3,537	918.0	2,171	499.8	6,250	1,654.6	4,470	985.8
California	2,697	1,236.1	1,107	533.5	4,329	1,949.0	2,443	1,106.2
West	1,356	470.8	978	350.9	2,248	790.1	1,664	601.9

	15,771	$4,363.2	9,983	$2,599.3	27,234	$7,530.0	18,754	$4,892.2

HOMES CLOSED

	Three Months Ended March 31,				Six Months Ended March 31,
	2006		2007		2006		2007
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northeast	1,951	$517.1	1,413	$366.2	3,427	$916.5	2,834	$747.0
Southeast	2,051	531.6	1,433	343.3	3,623	921.7	2,922	708.7
South Central	3,202	532.8	2,668	477.4	5,536	928.3	5,190	927.9
Southwest	2,446	649.9	2,505	598.8	4,551	1,216.4	4,883	1,185.6
California	1,919	878.5	1,038	476.7	3,451	1,604.8	2,621	1,172.3
West	1,001	362.4	735	259.1	1,873	673.7	1,544	541.1

	12,570	$3,472.3	9,792	$2,521.5	22,461	$6,261.4	19,994	$5,282.6

SALES ORDER BACKLOG

			As of March 31,
			2006		2007
			Homes	Value	Homes	Value
Northeast			4,151	$1,200.1	2,787	$772.2
Southeast			3,331	979.8	2,027	562.5
South Central			4,327	772.5	3,680	688.6
Southwest			6,767	1,821.0	5,341	1,350.4
California			3,800	1,748.0	1,910	975.5
West			1,641	582.5	1,140	445.5

			24,017	$7,103.9	16,885	$4,794.7